Exhibit 99.1

FOR IMMEDIATE RELEASE

PERRIGO FILES 2016 FORM 10-K WITH RESTATED FINANCIAL STATEMENTS; REPORTS FOURTH QUARTER AND CALENDAR YEAR 2016 FINANCIAL RESULTS; ANNOUNCES 2017 ANNUAL MEETING DATE

•	Comprehensive Form 10-K reflects accounting treatment of historical Tysabri® royalty stream as a financial asset

•	No impact on net cash flows or previously closed sale of Tysabri®

•	Revised previously reported 2016 guidance to reflect the new accounting treatment for Tysabri® at its statutory tax rate of 12.5%:

1) reported (GAAP) net sales range of $5.1 billion to $5.3 billion; adjusted (Non-GAAP) net sales range of $5.0 billion to $5.2 billion

2) reported diluted earnings (loss) per share ("EPS") range of $(28.38) to $(28.08); adjusted diluted EPS range of $4.70 to $5.00; and

3) operating cash flow of >$550 million

•	Exceeded or performed at the high end of final 2016 guidance ranges above:

1) Realized calendar year 2016 GAAP net sales of $5.3 billion and adjusted net sales of $5.2 billion, an increase in adjusted net sales of 8% year-over-year on a constant currency basis

2) Realized calendar year 2016 reported net loss per share of $(28.01), primarily due to $2.6 billion goodwill and intangible asset impairment charges and a $2.6 billion reduction in fair value of Tysabri®, with adjusted diluted EPS of $5.07, exceeding final adjusted guidance range; and

3) Full year 2016 cash flow from operations of $655 million exceeded final guidance, not including the $351 million Tysabri® cash royalty payments that have been included in investing cash flow

•
Realized fourth quarter reported net sales of $1.3 billion and diluted loss per share of $(9.48), primarily due to impairment charges and a reduction in fair value for Tysabri®; delivered fourth quarter adjusted diluted EPS of $1.24

•
Company expects 2017 net sales to be in the range of $4.6 to $4.8 billion; expects calendar year 2017 reported diluted EPS to be in the range of $0.22 to $0.57 and adjusted diluted EPS to be in the range of $4.15 to $4.50, including contributions from the Israel Active Pharmaceutical Ingredients (API) business

•	Company to file first quarter 2017 Form 10-Q as soon as practical

•	2017 Annual General Meeting of Shareholders to be held on July 20, 2017

•	Company to conduct conference call on May 23, 2017 at 8:30 am EDT

Dublin, Ireland - May 22, 2017 - Perrigo Company plc (NYSE; TASE: PRGO), a leading global provider of Quality Affordable Healthcare Products®, today announced results for the fourth quarter and calendar year ended December 31, 2016.

Perrigo’s CEO John T. Hendrickson commented, "I am pleased the team was able to complete these filings in an expedited manner. Calendar year 2016 adjusted net sales were $5.2 billion, at the high end of our final guidance range excluding Tysabri®, with continued strong cash flow generation. Strong performance in CHC Americas, steadying business fundamentals in CHC International and improved second half RX pricing visibility led to adjusted diluted earnings per share of $5.07, greater than our final guidance range of $4.70 to $5.00. Our 2017 priorities remain unchanged: focus on the fundamentals of our business through 1) operational execution and efficiency, 2) growth investments in R&D and 3) delivering on our 2017 plan. I am pleased that our consolidated first quarter 2017 top line results were consistent with our plan and continue to anticipate 2017 will be a year of execution to reestablish our foundation, with a projected return to consolidated growth in 2018. We are executing well against our cost optimization plan and the addition of two new directors to our Board further enhances our corporate governance. The quality of this business model remains evident as we continue to advance our strategic action plans and our commitment to providing Quality Affordable Healthcare Products® to customers and consumers around the world."

Primary Adjustments to Preliminary Unaudited Calendar Year 2016 Results

On February 27, 2017, Perrigo issued preliminary unaudited results for calendar year 2016, including preliminary unaudited GAAP EPS loss in a range of $(28.85) to $(29.00), primarily related to goodwill and intangible asset impairment charges of $5.4 billion. The Company also announced preliminary unaudited adjusted diluted EPS in a range of $7.10 to $7.25.

The GAAP EPS range for 2016 provided on February 27, 2017 included $62 million of Tysabri® GAAP operating income. This equates to GAAP EPS of $0.38 at the statutory tax rate of 12.5%. Excluding Tysabri®, the February 27, 2017 GAAP EPS range of $(28.85) to $(29.00) changes to a GAAP EPS range of $(29.23) to $(29.38). This final range compares to actual GAAP EPS of $(28.01) realized in calendar year 2016.

The adjusted EPS range for 2016 provided on February 27, 2017 included $352 million of Tysabri® adjusted operating income. This equates to adjusted diluted EPS of $2.14 at the statutory tax rate of 12.5%. Excluding Tysabri®, the February 27, 2017 adjusted diluted

EPS range of $7.10 to $7.25 changes to an adjusted diluted EPS range of $4.96 to $5.11. This range compares to actual adjusted diluted EPS of $5.07 achieved in calendar year 2016.

Calendar Year 2016 Results

Refer to Tables I - VII at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations and Balance Sheets.

Perrigo Company plc
(in millions, except earnings per share amounts)
(see the attached Tables I & III for reconciliation to GAAP numbers)

	Calendar Year Ended	Calendar Year Ended	YoY	Constant Currency
	12/31/2016	12/31/2015	% Change	% Change(2)
Reported Net Sales	$5,281	$5,015	5%
Reported Operating Income (Loss)	$(2,000)	$450	NM
Reported Net Loss	$(4,013)	$(2)	NM
Reported Diluted Loss per Share	$(28.01)	$(0.01)	NM
Reported Diluted Shares	143.3	144.6	(1)%

Adjusted Net Sales(1)	$5,168	$4,852	7%	8%
Adjusted Operating Income	$1,084	$1,107	(2)%
Adjusted Net Income	$728	$799	(9)%
Adjusted Diluted Earnings per Share	$5.07	$5.57	(9)%
Adjusted Diluted Shares	143.6	143.4	NM

(1)
Calendar year 2016 net sales exclude $113 million of net sales from held-for-sale businesses and divestitures, primarily U.S. VMS and the European sports brand. For comparative purposes, calendar year 2015 net sales have been adjusted in this presentation to exclude $163 million of sales attributable to held-for-sale businesses, primarily U.S. VMS, the European sports brand and the Indian API business. This 2015 net sales adjustment does not impact any other prior year amounts or metrics.

(2) See table III for a reconciliation to GAAP.
NM = Not meaningful

Reported net sales for calendar year 2016 were $5.3 billion, an increase of 5% over calendar 2015. Adjusted net sales for the year were $5.2 billion, an increase of 8% on a constant currency basis over calendar year 2015. New product sales of $311 million were partially offset by $74 million in discontinued products and $58 million of unfavorable foreign currency movements compared to 2015. Reported net sales were also lower due to the completed sale of the U.S. VMS business in the third quarter of 2016.

Reported net loss for calendar year 2016 was $(4.0) billion, or $(28.01) per share versus a net loss of $(2) million, or $(0.01) per share, in the prior year. Excluding charges as outlined in Table I at the end of this release, calendar year 2016 adjusted net income was $728 million, or adjusted diluted EPS of $5.07, a year-over-year decrease of 9%.

Fourth Quarter Calendar Year 2016 Results

Perrigo Company plc
(in millions, except earnings per share amounts)
(see the attached Tables I & III for reconciliation to GAAP numbers)

	Fourth Quarter Ended	Fourth Quarter Ended	YoY	Constant Currency
	12/31/2016	12/31/2015	% Change	% Change(2)
Reported Net Sales	$1,331	$1,359	(2)%
Reported Net Loss	$(1,359)	$(218)	NM
Reported Diluted Loss per Share	$(9.48)	$(1.51)	NM
Reported Diluted Shares	143.4	144.9	(1)%

Adjusted Net Sales(1)	N/A	$1,315	1%	4%
Adjusted Net Income	$178	$202	(12)%
Adjusted Diluted Earnings per Share	$1.24	$1.39	(11)%
Adjusted Diluted Shares	143.6	145.4	(1)%

(1)
For comparative purposes, fourth quarter 2015 net sales have been adjusted in this presentation to exclude $45 million of sales attributable to held-for-sale businesses. This 2015 net sales adjustment does not impact any other prior year amounts or metrics.

(2) See table III for a reconciliation to GAAP.
NM = Not meaningful

Reported net sales in the quarter were $1.3 billion, a decrease of 2% over the prior year due to the sale of the U.S. VMS business in the third quarter of 2016, which was included in 2015. Adjusted net sales in the quarter were $1.3 billion, an increase of 4%, on a constant currency basis over the fourth quarter of 2015. All reportable segments showed year-over-year growth on an adjusted constant currency basis, led by the CHC Americas segment. New product sales of $69 million were offset partially by $8 million in discontinued products.

Reported net loss for the fourth quarter of calendar year 2016 was $(1.4) billion, or $(9.48) per share versus a net loss of $(218) million, or $(1.51) per share, in the prior year. Excluding charges as outlined in Table I at the end of this release, fourth quarter 2016 adjusted net income was $178 million, or adjusted diluted EPS of $1.24, a year-over-year decrease of 11%.

Segment Results

Consumer Healthcare Americas ("CHCA") Segment
(in millions)
(see the attached Tables II & III for reconciliation to GAAP numbers)

	Fourth Quarter Ended	Fourth Quarter Ended	YoY	Constant Currency
	12/31/2016	12/31/2015	Change	% Change(3)
Reported Net Sales	$627	$643	(3)%
Reported Gross Profit	$210	$206	2%
Reported Gross Margin	33.5%	32.1%	140 bps
Reported Operating Income	$83	$93	(10)%
Reported Operating Margin	13.3%	14.4%	(110) bps

Adjusted Net Sales(1)	N/A	$599	5%	5%
Adjusted Gross Profit	$223	$218	2%
Adjusted Gross Margin(2)	35.5%	34.0%	150 bps
Adjusted Operating Income	$139	$125	11%
Adjusted Operating Margin(2)	22.2%	19.5%	270 bps

(1)
For comparative purposes, fourth quarter 2015 net sales have been adjusted in this presentation to exclude $44 million of sales attributable to the U.S. VMS business, which was sold in the third quarter 2016. This 2015 net sales adjustment does not impact any other prior year amounts or metrics.

(2)    Q4 2016 and 2015 adjusted gross margin and operating margin use reported net sales as the denominator.
(3) See table III for a reconciliation to GAAP.

Reported net sales in the CHC Americas segment were lower by 3% due to the sale of the U.S. VMS business in the third quarter, which was included in 2015. CHC Americas adjusted net sales, excluding U.S. VMS net sales from the fourth quarter 2015, grew 5% led by an increase in sales of existing products of $41 million (primarily in the infant nutrition, smoking cessation and antacids categories). New product sales in the quarter were $27 million, which included the store brand launches of Flonase® and specific products within the Mucinex® family. These increases were offset partially by a decrease in sales of existing products of $28 million (primarily due to price erosion in certain OTC categories) and discontinued products of $6 million.

The CHC Americas segment achieved fourth quarter 2016 reported gross profit margin of 33.5%, an increase of 140 bps over the prior year, and adjusted gross profit margin of 35.5%, an increase of 150 bps over the prior year driven by product mix and supply chain and manufacturing efficiencies. This increase was offset partially by price erosion in certain OTC categories as compared to the prior year.

Reported operating margin decreased 110 bps to 13.3%, which was impacted by a $27 million goodwill impairment charge primarily related to the Animal Health business. Adjusted operating margin increased 270 bps to 22.2% on higher gross profit and lower selling and administrative expenses.

Consumer Healthcare International ("CHCI") Segment
(in millions)
(see the attached Tables II & III for reconciliation to GAAP numbers)

	Fourth Quarter Ended	Fourth Quarter Ended	YoY		Constant Currency
	12/31/2016	12/31/2015	Change		% Change(2)
Reported Net Sales	$420	$434	(3)%		3%
Reported Gross Profit	$151	$196	(23)%
Reported Gross Margin	36.1%	45.2%	(910) bps
Reported Operating Loss	$(76)	$(156)	NM
Reported Operating Margin	(18.1)%	(35.8)%	NM

Adjusted Gross Profit	$176	$208	(15)%
Adjusted Gross Margin(1)	41.9%	47.8%	(590	) bps
Adjusted Operating Income	$36	$53	(31)%
Adjusted Operating Margin(1)	8.7%	12.1%	(340	) bps

(1)	Q4 2016 and 2015 adjusted gross margin and operating margin use reported net sales as the denominator.
(2)    See table III for a reconciliation to GAAP.
NM = Not meaningful

Reported net sales decreased 3% over the fourth quarter of 2015 due to negative foreign currency movements. Net sales on a constant currency basis grew 3% in the fourth quarter of 2016. The increase in net sales on a constant currency basis was due to greater sales in the Belgium distribution business than in 2015 and new product sales of $26 million. These increases were offset partially by a decrease in sales of existing products of $14 million.

Fourth quarter reported gross margin was 36.1% while adjusted gross margin was 41.9%. Gross margin was impacted by greater sales in the lower margin Belgium distribution business, while foreign currency in the quarter reduced 2016 adjusted gross profit by approximately $11 million. The Company exited the Belgium distribution business at the end of the fourth quarter 2016.

Reported operating loss of $76 million was primarily impacted by an impairment charge of $34 million on Australian definite-lived intangible assets and restructuring charges of $10 million. Adjusted operating income was $36 million due to relatively lower gross profit dollar contribution and negative foreign currency movements of more than $5 million compared to the prior year, offset partially by lower advertising and promotion expenses.

Prescription Pharmaceuticals ("RX") Segment
(in millions)
(see the attached Tables II & III for reconciliation to GAAP numbers)

	Fourth Quarter Ended	Fourth Quarter Ended	YoY	Constant Currency
	12/31/2016	12/31/2015	change	% Change(2)
Reported Net Sales	$266	$259	3%	3%
Reported Gross Profit	$121	$131	(7)%
Reported Gross Margin	45.5%	50.5%	(500) bps
Reported Operating Income (Loss)	$(259)	$94	NM
Reported Operating Margin	(97.3)%	36.4%	NM

Adjusted Gross Profit	$149	$145	3%
Adjusted Gross Margin(1)	56.1%	56.0%	10 bps
Adjusted Operating Income	$115	$109	5%
Adjusted Operating Margin(1)	43.2%	42.1%	110 bps

(1)	Q4 2016 and 2015 adjusted gross margin and operating margin use reported net sales as the denominator.
(2)    See table III for a reconciliation to GAAP.
NM = Not meaningful

Reported net sales in the fourth quarter of 2016 were $266 million, an increase of 3% driven by $29 million related to product acquisitions and new product sales of $15 million, offset partially by a decrease in sales of existing products of $37 million due primarily to price erosion.

Fourth quarter reported gross margin was 45.5%. Reported operating loss of $259 million was primarily impacted by a $342 million impairment charge specifically related to the Entocort® product. Adjusted gross profit was $149 million, while adjusted gross margin was relatively flat as the favorable effect of product acquisitions was offset by price erosion. Adjusted operating margin of 43.2% increased 110 bps compared to the prior year primarily due to timing of R&D investments.

Primary Impacts of the Restatement

As outlined in Footnote 1 on the 2016 Form 10-K, there are three primary impacts due to the restatement.

1) As restated, the Company has accounted for the Tysabri® royalty stream as a financial asset (rather than an intangible asset) and has elected to use the fair value option model. The Company made the election to account for the Tysabri® financial asset using the fair value option as it believes this method is most appropriate for an asset that does not have a par value, a stated interest stream, or a termination date. This accounting requires the Company to adjust its financial statements for the restated periods listed in its 2016 Form 10-K to (1) remove the Tysabri® royalty stream from net sales in its Consolidated Statements of Operations, (2) remove the amortization expense (reflected in cost of goods sold) associated with recording the Tysabri® royalty stream as an intangible asset, and (3) include the quarterly changes in fair value of the Tysabri® royalty stream as a component of other non-operating income/expense. The cash payments the Company received from the royalty stream are included in its Statements of Cash Flows for the restated periods and reflect the cash received from the Tysabri® royalty stream as cash from investing activities, rather than as cash from operating activities.

2) In connection with the financial closing for the year ended December 31, 2016, the Company identified certain tax basis intangible assets that existed at the time of the acquisition of Omega on March 30, 2015, which reduced the deferred tax liabilities in acquired intangible assets and increased our valuation allowance resulting in a net change to our deferred taxes of approximately $236 million. The resulting balance sheet reclassification required a reduction of goodwill, offset by a corresponding reduction to net deferred tax liabilities at the date of the Omega acquisition. Further, the Company has evaluated the accounting effect subsequent to the acquisition date related to the remeasured deferred tax liability, including the impairments of Omega goodwill recorded in 2016 and certain adjustments to valuation allowances, which have been reflected in the restated financial statements.

3) The Company corrected previously identified adjustments, which primarily related to certain contracts related to a specific Belgium distributor that were consignment in nature due to an option for the distributor to return the product if it was not sold timely. The characterization of the contracts as consignment impacted the timing of revenue recognition in the Consolidated Statement of Operations and, due to the impact on factoring arrangements, required a reclassification between accounts receivable and current liabilities for the amounts factored for these contracts. The total effect of previously identified adjustments, inclusive of the Belgium distributor adjustment, reduced 2016 net sales by approximately $3 million.

Fourth Quarter Change in Tysabri® Royalty Stream Fair Value and Asset Impairments

Tysabri® Royalty Stream - Change In Fair Value

The Company is now accounting for the Tysabri® royalty stream as a financial asset and has elected to use the fair value option model with changes in fair value presented in Net income (loss) under the caption Tysabri® royalty stream - change in fair value. In November 2016, we announced we were evaluating strategic alternatives for the Tysabri® asset. On March 27, 2017 the Company divested its rights to the Tysabri® royalty stream to Royalty Pharma for $2.2 billion in cash and additional milestone payments of up to $250 million and $400 million in royalties earned if global net sales of Tysabri® meet specific thresholds in 2018 and 2020, respectively. The effects of the announced strategic review and the sale completed on March 27, 2017 were taken into consideration in recording a $1.1 billion decrease in the fair value of the asset during the fourth quarter.

Goodwill Impairment Charges

During the fourth quarter of 2016, the Company identified indicators of goodwill impairment in the Specialty Sciences reporting unit related to its decision to review strategic alternatives for the rights to the Tysabri® royalty stream. As a result of the impairment indicators, the Company prepared a goodwill impairment test as of December 31, 2016. Step one of the goodwill impairment test indicated that the fair value of the Specialty Sciences reporting unit was below its net book value. As a result, the Company initiated the second step of the goodwill impairment test to measure the amount of impairment. The Company concluded that the goodwill was fully impaired and recorded an impairment of $200 million in Impairment charges on the Consolidated Statement of Operations within the Specialty Sciences segment.

During the fourth quarter of 2016, the Company identified indicators of goodwill impairment in the Animal Health reporting unit related to changes in the market and performance of certain brands. The Company prepared a goodwill impairment test as of October 2, 2016 as part of its annual goodwill impairment testing process. Step one of the goodwill impairment test indicated that the fair value of the Animal Health reporting unit was below its net book value. As a result, the Company performed the second step of the goodwill impairment test to measure the amount of impairment. The Company concluded that Animal Health goodwill was impaired by $25 million, which was recorded in Impairment charges on the Consolidated Statement of Operations within the CHC Americas segment.

Intangible Asset Impairment Charges

During the fourth quarter of 2016, the Company identified impairment indicators in its Entocort® product assets which related to the entrance of new market competition and resulting negative impacts on sales volume and pricing. Utilizing a multi-period excess earnings method, the Company determined that the Entocort® product assets were impaired by $342 million. The impairment was recorded in Impairment charges on the Consolidated Statement of Operations within the RX segment.

The Company also identified impairment indicators in certain definite-lived intangible assets in the CHC International reporting segment, including trademarks and trade names related to the Herron products originally acquired through the Aspen acquisition. After determining the assets were impaired, the Company utilized the relief from royalty method to quantify the impairment, resulting in a $31 million impairment. The Company recorded these impairments in Impairment charges on the Consolidated Statement of Operations within the CHC International segment.

Guidance

The Company expects 2017 net sales to be in the range of $4.6 billion to $4.8 billion, which assumes the cancellation of approximately $210 million of unprofitable distribution agreements in the CHC International business. The Company expects calendar year 2017 GAAP diluted EPS to be in the range of $0.22 to $0.57 (inclusive of income from the sale of the Tysabri® royalty stream) and adjusted diluted EPS to be in the range of $4.15 to $4.50, including contributions from API and excluding the charges outlined in Table IV at the end of this release.

Annual General Meeting

The Company plans to hold its 2017 annual general meeting of shareholders on July 20, 2017.  Shareholders of record on May 26, 2017, the record date for the meeting, will be entitled to vote at the meeting. Qualified stockholder proposals (including proposals made pursuant to Rule 14a-18 under the Securities Exchange Act of 1934) to be presented at the Annual Meeting and (if required pursuant to Rule 14a-8 under such Act) included in the Company’s proxy statement and form of proxy relating to that meeting must be received by the Company’s Secretary at Perrigo Company plc, Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland, not later than the close of business on June 2, 2017. Any proposal must comply with all applicable requirements, including applicable Irish law, the rules and regulations promulgated by the United States Securities and Exchange Commission, and the procedures set forth in the Company’s Memorandum and Articles of Association.

Conference Call

The Company will host a conference call at 8:30 a.m. ET (5:30 a.m. PT), May 23, 2017. The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID #23027414. A taped replay of the call will be available beginning at approximately 11:30 a.m. (ET) Tuesday, May 23, until midnight Tuesday, June 06, 2017. To listen to the replay, dial 800-585-8367, International 404-537-3406, and use access code 23027414.

Quiet Period

Perrigo remains in a quiet period until the Company files its first quarter 2017 Form 10-Q.

About Perrigo

Perrigo Company plc, a leading global healthcare company, delivers value to its customers and consumers by providing Quality, Affordable Healthcare Products®. Founded in 1887 as a packager of home remedies, Perrigo has built a unique business model that is best described as the convergence of a fast-moving consumer goods company, a high-quality pharmaceutical manufacturing organization and a world-class supply chain network. Perrigo is the world's largest manufacturer of over-the-counter (“OTC”) healthcare products and supplier of infant formulas for the store brand market. The Company also is a leading provider of branded OTC products throughout Europe and the U.S., as well as a leading producer of “extended topical” prescription drugs. Perrigo, headquartered in Ireland, sells its products primarily in North America and Europe, as well as in other markets, including Australia, Israel and China. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the timing, amount and cost of any share repurchases; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than we do; pricing pressures from customers and consumers; potential third-party claims and litigation, including litigation relating to our restatement of previously-filed financial information; potential impacts of ongoing or future government investigations and regulatory initiatives; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions, and our ability to realize the desired benefits thereof; our ability to achieve our guidance, and our ability to execute and achieve the desired benefits of announced cost-reduction efforts and other initiatives.  In addition, the Company may identify and be unable to remediate one or more material weaknesses in its internal control over financial reporting, may encounter unanticipated material issues or additional adjustments that could delay the filing of required periodic reports with the United States Securities and Exchange Commission, or may be unable to regain compliance with the NYSE continued listing rules. Furthermore, the Company and/or its subsidiaries may incur additional tax liabilities in respect of 2016 and prior years as a result of any restatement or may be found to have breached certain provisions of Irish company legislation in respect of prior financial statements and if so may incur additional expenses and penalties. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2016, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Measures
This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operation, balance sheets or statements of cash flows of the company. Pursuant to the requirements the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to held-for-sale businesses, adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, and adjusted operating margin within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.
The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe may obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.
Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, adjusted operating margin and adjusted diluted shares outstanding are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to held-for-sale businesses, in order to provide information about sales of the Company’s continuing business. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.
A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.
Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Year Ended	Six Months Ended	Year Ended
	December 31, 2016	December 31, 2015	June 27, 2015	June 28, 2014
		Restated	Restated	Restated
Net sales	$5,280.6	$2,632.2	$4,227.1	$3,914.1
Cost of sales	3,228.8	1,553.3	2,582.9	2,462.0
Gross profit	2,051.8	1,078.9	1,644.2	1,452.1

Operating expenses
Distribution	88.3	47.9	67.7	55.3
Research and development	184.0	88.2	187.8	152.5
Selling	665.0	325.9	319.0	208.6
Administration	452.2	306.8	385.3	411.3
Impairment charges	2,631.0	215.6	6.8	6.0
Restructuring	31.0	26.9	5.1	47.0
Total operating expenses	4,051.5	1,011.3	971.7	880.7

Operating income (loss)	(1,999.7)	67.6	672.5	571.4

Tysabri® royalty stream - change in fair value	2,608.2	(57.3)	(78.5)	(26.6)
Interest expense, net	216.6	89.9	146.0	103.5
Other expense, net	22.7	25.2	334.2	25.1
Loss on extinguishment of debt	1.1	0.9	10.5	165.8
Income (loss) before income taxes	(4,848.3)	8.9	260.3	303.6
Income tax expense (benefit)	(835.5)	(33.6)	124.2	70.8
Net income (loss)	$(4,012.8)	$42.5	$136.1	$232.8

Income (loss) per share
Basic	$(28.01)	$0.29	$0.97	$2.02
Diluted	$(28.01)	$0.29	$0.97	$2.01

Weighted-average shares outstanding
Basic	143.3	145.6	139.3	115.1
Diluted	143.3	146.1	139.8	115.6

Dividends declared per share	$0.58	$0.25	$0.46	$0.39

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31, 2016	December 31, 2015	June 27, 2015
		Restated	Restated
Assets
Cash and cash equivalents	$622.3	$417.8	$785.6
Accounts receivable, net of allowance for doubtful accounts of $6.3 million, $4.5 million, and $2.6 million, respectively	1,176.0	1,189.0	1,209.4
Inventories	795.0	898.7	935.7
Current deferred income taxes	—	—	148.2
Prepaid expenses and other current assets	212.0	286.1	150.1
Total current assets	2,805.3	2,791.6	3,229.0
Property, plant and equipment, net	870.1	886.2	932.4
Tysabri® royalty stream - at fair value	2,350.0	5,310.0	5,420.0
Goodwill and other indefinite-lived intangible assets	4,163.9	7,069.0	6,984.3
Other intangible assets, net	3,396.8	2,973.1	2,742.8
Non-current deferred income taxes	72.1	71.4	50.1
Other non-current assets	211.9	248.3	233.3
Total non-current assets	11,064.8	16,558.0	16,362.9
Total assets	$13,870.1	$19,349.6	$19,591.9
Liabilities and Shareholders’ Equity
Liabilities
Accounts payable	$471.7	$555.8	$709.3
Payroll and related taxes	115.8	125.3	133.9
Accrued customer programs	380.3	396.0	358.5
Accrued liabilities	263.3	351.9	257.5
Accrued income taxes	32.4	62.7	56.3
Current deferred income taxes	—	—	79.7
Current indebtedness	572.8	1,060.5	153.3
Total current liabilities	1,836.3	2,552.2	1,748.5
Long-term debt, less current portion	5,224.5	4,971.6	5,246.9
Non-current deferred income taxes	389.9	1,372.7	1,514.3
Other non-current liabilities	461.8	346.3	382.7
Total non-current liabilities	6,076.2	6,690.6	7,143.9
Total liabilities	7,912.5	9,242.8	8,892.4
Shareholders’ equity
Controlling interest:
Preferred shares, $0.0001 par value, 10 million shares authorized	—	—	—
Ordinary shares, €0.001 par value, 10 billion shares authorized	8,135.0	8,142.6	8,621.9
Accumulated other comprehensive income (loss)	(81.8)	(15.3)	103.5
Retained earnings (accumulated deficit)	(2,095.1)	1,980.1	1,973.9
Total controlling interest	5,958.1	10,107.4	10,699.3
Noncontrolling interest	(0.5)	(0.6)	0.2
Total shareholders’ equity	5,957.6	10,106.8	10,699.5
Total liabilities and shareholders' equity	$13,870.1	$19,349.6	$19,591.9

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—	—
Ordinary shares, issued and outstanding	143.4	143.1	146.3

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended	Six Months Ended	Year Ended
	December 31, 2016	December 31, 2015	June 27, 2015	June 28, 2014
		Restated	Restated	Restated
Cash Flows From (For) Operating Activities
Net income (loss)	$(4,012.8)	$42.5	$136.1	$232.8
Adjustments to derive cash flows
Depreciation and amortization	457.0	182.4	258.7	206.1
Loss on acquisition-related foreign currency derivatives	—	—	326.4	—
Share-based compensation	23.0	22.8	31.6	24.6
Impairment charges	2,631.0	215.6	6.8	6.0
Tysabri® royalty stream - change in fair value	2,608.2	(57.3)	(78.5)	(26.6)
Loss on extinguishment of debt	1.1	0.9	10.5	165.8
Restructuring charges	31.0	26.9	5.1	47.0
Deferred income taxes	(990.9)	(120.0)	(16.3)	(49.7)
Amortization of financing fees and debt discount (premium)	(24.7)	(10.2)	0.2	2.0
Other non-cash adjustments	33.5	18.1	10.2	4.5
Subtotal	756.4	321.7	690.8	612.5
Increase (decrease) in cash due to:
Accounts receivable	(0.6)	52.5	(51.1)	(140.5)
Inventories	100.7	(29.6)	(11.4)	84.7
Accounts payable	(75.7)	(194.1)	120.5	(24.9)
Payroll and related taxes	(41.1)	(38.2)	(30.2)	(55.5)
Accrued customer programs	(13.9)	34.4	71.3	113.1
Accrued liabilities	(79.5)	108.1	42.8	23.0
Accrued income taxes	20.9	(56.8)	21.9	(11.3)
Other	(12.3)	2.9	0.6	31.9
Subtotal	(101.5)	(120.8)	164.4	20.5
Net cash from (for) operating activities	654.9	200.9	855.2	633.0
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	353.7	166.3	344.6	60.5
Acquisitions of businesses, net of cash acquired	(427.4)	(791.6)	(2,177.8)	(1,605.8)
Asset acquisitions	(65.1)	—	(4.0)	—
Settlement of acquisition-related foreign currency derivatives	—	(1.3)	(329.9)	—
Proceeds from sale of securities	4.5	—	—	81.4
Additions to property, plant and equipment	(106.2)	(77.8)	(137.0)	(171.6)
Proceeds from sale of business	69.1	—	—	—
Other investing	(3.6)	(3.7)	1.8	(8.8)
Net cash from (for) investing activities	(175.0)	(708.1)	(2,302.3)	(1,644.3)
Cash Flows From (For) Financing Activities
Borrowings (repayments) of revolving credit agreements and other financing, net	(802.5)	718.0	(54.0)	(3.0)
Issuances of long-term debt	1,190.3	—	2,504.3	3,293.6
Payments on long-term debt	(559.2)	(28.3)	(1,823.5)	(2,035.0)
Premium on early debt retirement	(0.6)	—	—	(133.5)
Deferred financing fees	(2.8)	(0.3)	(28.1)	(48.8)
Issuance of ordinary shares	8.3	4.9	1,043.5	9.8
Equity issuance costs	(10.3)	—	(35.7)	—
Repurchase of ordinary shares	—	(500.0)	—	—
Cash dividends	(83.2)	(36.3)	(64.8)	(46.1)
Other financing	(8.7)	(8.4)	(19.3)	(9.0)
Net cash from (for) financing activities	(268.7)	149.6	1,522.4	1,028.0
Effect of exchange rate changes on cash and cash equivalents	(6.7)	(10.2)	(89.2)	2.9
Net increase (decrease) in cash and cash equivalents	204.5	(367.8)	(13.9)	19.6
Cash and cash equivalents, beginning of period	417.8	785.6	799.5	779.9
Cash and cash equivalents, end of period	$622.3	$417.8	$785.6	$799.5

	Year Ended	Six Months Ended	Year Ended
	December 31, 2016	December 31, 2015	June 27, 2015	June 28, 2014
Supplemental Disclosures of Cash Flow Information
Cash paid/received during the year for:
Interest paid	$205.1	$84.2	$143.2	$98.4
Interest received	$1.2	$0.7	$1.1	$2.4
Income taxes paid	$139.5	$87.8	$131.0	$93.2
Income taxes refunded	$9.3	$1.7	$9.6	$4.3

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31, 2016
Consolidated	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$(1,359.1)	$(9.48)
Adjustments:
Tysabri® royalty stream - change in fair value	$1,115.6	$7.78
Impairment charges	600.5	4.18
Amortization expense related primarily to acquired intangible assets	94.9	0.67
Unusual litigation	18.4	0.13
Restructuring charges	13.1	0.09
Operating results attributable to held-for-sale businesses*	11.5	0.08
Acquisition and integration-related charges	3.3	0.02
Gain on divestitures	(7.8)	(0.05)
Non-GAAP tax adjustments***	(312.9)	(2.18)
Adjusted	$177.5	$1.24
As a % of adjusted net sales

Diluted weighted average shares outstanding
Reported		143.4
Effect of dilution as reported amount was a loss, while adjusted amount was income**		0.2
Adjusted		143.6

*Held-for-sale businesses include the European sports brand and the India API business.
**In the period of a net loss, diluted shares outstanding equal basic shares outstanding.
*** The non-GAAP tax adjustment includes the following: (1) $(187.1) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; (2) a $20.6 million effect on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes; and (3) Discrete income tax adjustments of $(26.9) million related to jurisdictional tax rate changes in France & Italy, $102.6 million net impact of valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures and $(222.1) million valuation allowance release due to the sales of Tysabri. The GAAP tax benefit recorded in the current quarter related to these items has been excluded from non-GAAP net income.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31, 2015
Consolidated	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$(218.4)	$(1.51)
Adjustments:
Impairment charges	$226.3	$1.56
Tysabri® royalty stream - change in fair value	116.6	0.80
Legal and consulting fees related to Mylan defense	71.3	0.49
Amortization expense related primarily to acquired intangible assets	54.9	0.38
Restructuring charges	24.7	0.17
Acquisition and integration-related charges	9.3	0.06
Losses on equity method investments	2.7	0.02
Loss on early debt extinguishment	0.9	0.01
Unusual litigation	(1.7)	(0.01)
Non-GAAP tax adjustments***	(84.2)	(0.58)
Adjusted	$202.4	$1.39

Diluted weighted average shares outstanding
Reported		144.9
Effect of dilution as reported amount was a loss, while adjusted amount was income**.		0.5
Adjusted		145.4

2015 QTD Net Sales excluding the U.S. VMS business and the European sports brand	Net Sales
Reported	$1,359.1
Operating results attributable to held-for-sale businesses*	(44.5)
Adjusted	$1,314.6

*Held-for-sale businesses include the the U.S. VMS business and European sports brand.
**In the period of a net loss, diluted shares outstanding equal basic shares outstanding.
*** The non-GAAP tax adjustment includes the following: (1) $(91.4) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; (2) a $0.4 million effect on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes; and (3) $6.8 million discrete income tax adjustments related to debt restructuring for the acquisition of Omega. The GAAP tax benefit recorded in the current quarter related to these items has been excluded from non-GAAP net income.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Twelve Months Ended December 31, 2016
Consolidated	Net Sales	Operating Income (Loss)	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$5,280.6	$(1,999.7)	$(4,012.8)	$(28.01)
Adjustments:
Impairment charges	$—	$2,631.0	$2,653.4	$18.48
Tysabri® royalty stream - change in fair value	—	—	2,608.2	18.16

Amortization expense related primarily to acquired intangible assets	—	363.9	363.9	2.59
Restructuring charges	—	31.0	31.0	0.22
Acquisition and integration-related charges	—	24.3	25.4	0.18
Unusual litigation	—	18.4	18.4	0.13
Operating results attributable to held-for-sale businesses*	(112.8)	15.3	15.3	0.11
Losses on equity method investments	—	—	4.2	0.03
Gain on divestitures	—	—	(7.7)	(0.05)
Non-GAAP tax adjustments***	—	—	(971.3)	(6.77)
Adjusted	$5,167.8	$1,084.2	$728.0	$5.07

Diluted weighted average shares outstanding
Reported				143.3
Effect of dilution as reported amount was a loss, while adjusted amount was income**				0.3
Adjusted				143.6

*Held-for-sale businesses include the U.S. VMS business, European sports brand, and India API business
**In the period of a net loss, diluted shares outstanding equal basic shares outstanding.
***The non-GAAP tax adjustment includes the following: (1) $(802.5) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; and (2) Discrete income tax adjustments of: $(49.3) million related to jurisdictional tax rate changes in Italy, UK, Germany & France, $102.6 million net impact of valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures, and $(222.1) million valuation allowance release due to the sale of Tysabri. The GAAP tax benefit recorded in the current quarter related to these items has been excluded from non-GAAP net income.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Twelve Months Ended December 31, 2015
Consolidated	Operating Income	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$450.4	$(1.9)	$(0.01)
Adjustments:
Losses on acquisition-related foreign currency hedges	$—	$268.5	$1.87
Amortization expense related primarily to acquired intangible assets	251.7	251.7	1.76
Impairment charges	222.8	235.3	1.64
Legal and consulting fees related to Mylan defense	100.3	100.3	0.70
Acquisition and integration-related charges	35.2	35.7	0.25
Restructuring charges	28.2	28.2	0.20
Loss on debt extinguishment	—	20.5	0.14
Initial payment made in connection with an R&D arrangement	18.0	18.0	0.13
Losses on equity method investments	—	10.7	0.07

Unusual litigation	0.3	0.3	—
Tysabri® royalty stream - change in fair value		(88.8)	(0.62)
Non-GAAP tax adjustments***	—	(79.6)	(0.56)
Adjusted	$1,106.9	$798.9	$5.57

Diluted weighted average shares outstanding
Reported			144.6
Weighted average effect of 6.8 million shares issued on November 26, 2014 to finance the Omega acquisition, which closed on March 30, 2015. In addition, effect of dilution as reported amount was a loss, while adjusted amount was income**.			(1.2)
Adjusted			143.4

2015 YTD Net Sales excluding the U.S. VMS business and the European sports brand		Net Sales
Reported		$5,014.7
Operating results attributable to held-for-sale businesses*		(162.6)
Adjusted		$4,852.1

*Held-for-sale businesses include the U.S. VMS business and the European sports brand.
**In the period of a net loss, diluted shares outstanding equal basic shares outstanding.
*** The non-GAAP tax adjustment includes the following: (1) $(135.5) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; (2) a $2.5 million effect on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes; and (3) $53.4 million of discrete income tax adjustments related to debt restructuring for the acquisition of Omega. The GAAP tax benefit recorded in the current quarter related to these items has been excluded from non-GAAP net income.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2015
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$626.8	$210.0	$83.3	$643.2	$206.2	$92.8
Adjustments:
Amortization expense related primarily to acquired intangible assets		12.6	17.7		12.2	17.9
Unusual litigation		—	10.2		—	0.3
Impairment charges		—	27.1		—	1.5
Restructuring charges		—	(0.1)		—	12.8
Acquisition and integration-related charges		—	1.2		—	—
Adjusted		$222.6	$139.4		$218.4	$125.3
As a % of reported net sales		35.5%	22.2%		34.0%	19.5%

For Comparative Purposes*
Reported				$643.2
Operating results attributable to held-for-sale businesses*				(44.3)
Adjusted				$598.9

*Q4 2015 net sales adjustment made for comparison purposes only and does not change any other prior year financial information or metrics since the U.S. VMS business was not held-for-sale in 2015. Q4 2015 gross margin and operating margin use reported net sales as the denominator.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2015
Consumer Healthcare International	Net Sales	Gross Profit	Operating Income (Loss)	Net Sales	Gross Profit	Operating Income
Reported	$419.5	$151.3	$(76.1)	$434.3	$196.3	$(155.5)
Adjustments:
Amortization expense related primarily to acquired intangible assets		20.8	48.4		11.4	23.0
Impairment charges		—	34.1		—	185.1
Unusual litigation		—	8.2		—	—
Operating results attributable to held-for-sale business*		3.6	10.3		—	—
Restructuring charges		—	10.5		—	0.2
Acquisition and integration-related charges		—	1.0		—	(0.2)
Adjusted		$175.7	$36.4		$207.7	$52.6
As a % of reported net sales		41.9%	8.7%		47.8%	12.1%

*Held-for-sale businesses include the European sports brand.

	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2015
Prescription Pharmaceuticals	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$265.9	$121.0	$(258.5)	$259.1	$130.8	$94.3
Adjustments:
Amortization expense related to acquired intangible assets		28.0	28.1		14.2	14.3
Unusual litigation		—	—		—	(2.0)
Restructuring charges		—	2.1		—	2.6
Impairment charges		—	342.4		—	—
Acquisition and integration-related charges		—	0.9		—	—
Adjusted		$149.0	$115.0		$145.0	$109.2
As a % of reported net sales		56.1%	43.2%		56.0%	42.1%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Three Months Ended
Net sales	December 31, 2016	December 31, 2015	Total Change	FX Change	Constant Currency Change
Consolidated*	$1,331.2	$1,314.6	1%	(3)%	4%
CHCA*	626.8	598.9	5%	—%	5%
CHCI	419.5	434.1	(3)%	(6)%	3%
RX	265.9	259.1	3%	—%	3%

	Twelve Months Ended
Net sales	December 31, 2016	December 31, 2015	Total Change	FX Change	Constant Currency Change
Consolidated*	$5,167.8	$4,852.1	7%	(1)%	8%

*Q4 2015, full year 2015, and full year 2016 net sales are adjusted to exclude sales attributable to held-for-sale businesses. See Tables I and II for non-GAAP reconciliations.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
2017 GUIDANCE
(in millions, except per share amounts)
(unaudited)
		Full Year
		2017 EPS Guidance
	Reported	$0.22 - $0.57
	Amortization expense related primarily to acquired intangible assets	2.40
	Sale of Tysabri® royalty stream (2)	(0.03)
	Restructuring charges	0.28
	Loss on early debt extinguishment	0.12
	Tax effect of non-GAAP adjustments (1)	1.16
	Adjusted	$4.15 - $4.50

(1)	Includes tax effect of pretax non-GAAP adjustments calculated based upon the specific rate of the applicable jurisdiction of the pretax item and certain adjustments for discrete tax items.
(2)	Subject to the finalization of the gain/loss on the sale of Tysabri

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	December 31, 2015	Total Change	December 31, 2016	December 31, 2015	Total Change
Adjusted net income	$177.5	$202.4	(12)%	$728.0	$798.9	(9)%
Adjusted earnings per share	$1.24	$1.39	(11)%	$5.07	$5.57	(9)%

Adjusted gross profit
CHCA	$222.6	$218.4	2%
CHCI	$175.7	$207.7	(15)%
RX	$149.0	$145.0	3%

Adjusted operating income
CHCA	$139.4	$125.3	11%
CHCI	$36.4	$52.6	(31)%
RX	$115.0	$109.2	5%

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
REVISED 2016 EPS GUIDANCE
(unaudited)

Full Year
Revised 2016 EPS Guidance
Reported	$(28.38) - $(28.08)
Amortization expense related primarily to acquired intangible assets	2.59
Operating results attributable to held-for-sale businesses (1)	0.11
Impairment charges	18.48
Restructuring charges	0.22
Tysabri® royalty stream - change in fair value	18.16
Gain on divestitures	(0.05)
Acquisition and integration-related charges	0.18
Unusual litigation	0.13
Losses on equity method investments	0.03
Tax effect of non-GAAP adjustments (2)	(6.77)
Adjusted	$4.70 - $5.00

Full Year
(in billions)	Revised 2016 Net Sales Guidance

Consolidated Net Sales
	Reported	$5.1 - $5.3
	Operating results attributable to held-for-sale businesses (1)	(0.1)
	Adjusted	$5.0 - $5.2

(1)	Held-for-sale businesses include the U.S. VMS business, European sports brand, and the India API business.

(2)	Includes tax effect of pretax non-GAAP adjustments calculated based upon the specific rate of the applicable jurisdiction of the pretax item and certain adjustments for discrete tax items.

TABLE VII
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
PREVIOUS PRELIMINARY RESULTS REPORTED FEBRUARY 27, 2017
(in millions, except per share amounts)
(unaudited)
AS OF FEBRUARY 27, 2017
Year Ended
Diluted Earnings (Loss) per Share	December 31, 2016
Reported	$(28.85) - $(29.00)
Adjustments:
Impairment charges	$37.54
Amortization expense related primarily to acquired intangible assets	4.52
Restructuring charges	0.22
Acquisition and integration-related charges	0.15
Operating results attributable to held-for-sale businesses (1)	0.11
Unusual litigation	0.07
Losses on equity method investments	0.03
Legal and consulting fees related to Mylan defense	0.01
Gain on divestitures	(0.05)
Tax effect of non-GAAP adjustments (2)	(6.50)
Adjusted	$7.10 - $7.25

(1) Held-for-sale businesses include the U.S. VMS business, European sports brand, and the India API business.
(2) Includes tax effect of pretax non-GAAP adjustments calculated based upon the specific rate of the applicable jurisdiction of the pretax item and certain adjustments for discrete tax items.
AS OF FEBRUARY 27, 2017
Year Ended
December 31, 2016
Consolidated Net Sales
Reported	$5,634.8
Operating results attributable to held-for-sale businesses	(113.8)
Adjusted	$5,521.0

TABLE VII (continued)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
PREVIOUS PRELIMINARY RESULTS REPORTED FEBRUARY 27, 2017
(in millions, except per share amounts)
(unaudited)
	AS OF FEBRUARY 27, 2017
	Year Ended
	December 31, 2016
	Reported		Adjusted
Full year 2016 EPS range as of February 27, 2017	$(28.85) - $(29.00)		$7.10 - $7.25

Impact of previous accounting for Tysabri on previously reported results	Reported	Amortization expense	Adjusted

Net sales	$351.6	$—	$351.6
Cost of sales	(290.0)	290.0	—
Operating income	$61.6	$290.0	$351.6

Tax at 12.5% statutory rate	$(7.7)		$(44.0)

Net income	$53.9		$307.6
Diluted shares	143.3		143.6
Earnings per share impact	$0.38		$2.14

2016 full year EPS range excluding impact of Tysabri as of February 27, 2017	$(29.23) - $(29.38)		$4.96 - $5.11